UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported)  November 7, 2008(1)

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue

Trevose, Pennsylvania 19053

(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1) The date of the report should match the date of the determination of non-reliance referenced in the first paragraph of the report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 7, 2008, the Company’s officers, in consultation with the Company’s independent accountants, Marcum & Kliegman LLP, concluded that the Company’s financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 (the “Interim Reports”) should not be relied upon due to the need for a restatement to account for share limitations applicable to the Company’s warrants previously issued in connection with the Company’s June 2004 private placement.

The Company will be restating its financial statements for the quarters ended March 31, 2008 and June 30, 2008 to amend and restate Part I, Item 1 and Part I, Item 2, which set forth the adjustments to the warrants issued and the warrant exercise price as a result of anti-dilution provisions applicable to the warrants issued as part of the June 2004 private placement, and the fair value of derivative warrants accounting for these warrants. The warrants and warrant exercise price were originally calculated without regard to certain share limitations in dilutive transactions and with this amendment the warrants and warrant exercise price are being restated to reflect this share limitation. Accordingly, changes will be made to the applicable line items associated with detachable warrant liability, accumulated deficit, change in fair value of derivative warrants, net loss and net loss per common share. The amendment and restatement will result in a reduction in the number of warrants as previously identified in the original Interim Reports to account for the anti-dilution provisions for the June 2004 private placement and an increase in the exercise price of these warrants. Except as described above, no additions or modifications will be made to reflect facts or events occurring subsequent to the date of the original Interim Reports or any subsequent amendments to these reports. The Company will also be filing amendments with respect to these Interim Reports on Form 10-Q/A.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. Forward-looking statements are based on current expectations of future events, but actual results could vary materially from the Company’s expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements. Several factors that could materially affect the Company’s actual results are identified in the Company’s latest Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date: November 14, 2008	/s/ Randall J. Gort

Randall J. Gort
SVP. CLO and Secretary